            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 50 to the Registration Statement on Form N-1A (the "Registration Statement") of our reports dated November 19, 2008, relating to the financial statements and financial highlights appearing in the September 30, 2008 Annual Reports to Shareholders of Vanguard Equity Income Fund, Vanguard Growth Equity Fund, and Vanguard PRIMECAP Core Fund (comprising Vanguard Fenway Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading "Financial Highlights" in the Prospectuses and under the headings "Financial Statements" and "Service Providers--Independent Registered Public Accounting Firm" in the Statement of Additional Information.









PricewaterhouseCoopers LLP
Philadelphia, PA
March 12, 2009